SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):

August 26, 2009

Pacific Software, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Nevada

(State of Other Jurisdiction of Incorporation)

33-55254-38	87-0485313
(Commission File Number)	(IRS Employer Identification No.)

123 West Nye Lane, Suite 129 Carson City, Nevada	89706
(Address of Principal Executive Offices)	(Zip Code)

250-701-1873

 (Registrant's Telephone Number, Including Area Code)

_____________________________________________

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13c-4(c)

This document contains a total of 2 pages.

Item 8.01  Other Events

On the 20th day of August, 2009, Registrant entered into a non-binding Letter of Intent with Bioinnovativ-Park GmbH (“BPG”) pursuant to which BPG would acquire a number of common shares in Registrant which when acquired would represent up to 98% of the total issued and outstanding common stock of Registrant for a consideration of $6 million.  The transaction is subject to the negotiation and execution of a definitive agreement and the financing of the transaction by BPG.

The Letter of Intent will terminate on the earlier of the execution of a definitive agreement or November 15, 2009, unless it is extended by mutual agreement between the Registrant and BPG.

BPG owns Rycyclingpark Furst Leopold Dorsten GmbH, the operator of a waste wood recycling plant located in the city of Dorsten, Germany.  The plant is a renewable energy producer, whose feedstock consists of processed and contaminated wood, raw materials, roadside greenery, and waste wood that results from landscape management, from which feedstock Rycyclingpark generates heat and power for commercial applications and various municipal buildings, as well as feedstock for other power plants.  Construction is also underway to build an Organic Rankine Cycle biomass heat and power station for thermal energy production and for the generation of electricity.

SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Pacific Software, Inc

By: /s/ Marinus Jellema

           Marinus Jellema, Chief Executive Officer

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